Exhibit 5.1

Meyer, Suozzi, English & Klein, p.c.

One Commerce Plaza Suite 1705 Albany, New York 12260 518-465-5551 facsimile: 518-465-2033 ──── 1300 Connecticut Avenue, N.W. Suite 600 Washington, DC 20036 202-496-2103 facsimile: 202-223-0358	Counselors at Law 990 Stewart Avenue, Suite 300 P.O. Box 9194 Garden City, New York 11530-9194 516-741-6565 facsimile: 516-741-6706 E-mail: meyersuozzi@msek.com Website: http://www.msek.com	1350 Broadway, Suite 501 P.O. Box 822 New York, New York 10018-0026 212-239-4999 facsimile: 212-239-1311 ────

June 10, 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	First Choice Healthcare Solutions, Inc.

Form S-1 Registration Statement (File No. 333-195632)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by First Choice Healthcare Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

IRS Circular 230 disclosure: Any tax advice contained in this communication (including any attachments or enclosures) was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication. (The foregoing disclaimer has been affixed pursuant to U.S. Treasury regulations governing tax practitioners.)

Securities and Exchange Commission

June 10, 2014

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

MEYER, SUOZZI, ENGLISH & KLEIN, P.C.

By:	/s/ Meyer, Suozzi, English & Klein, P.C.